UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2015

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)          2015 Annual Incentive Plan.

On April 29, 2015, the Board of Directors (the “Board”) of Carbon Natural Gas Company (“Carbon” or the “Company”) finalized Carbon’s 2015 Annual Incentive Plan (the “2015 AIP”), including the performance criteria and specific measures and goals for Carbon’s executive officers and all other participants.  Under the 2015 AIP, any incentive awards will be tied to three performance criteria: (i) Lease Operating Expenses per Unit of Production, (ii) General and Administrative Expenses incurred and (iii) ratio of debt to EBITDA.  Each of the performance criteria included in the 2015 AIP is tied to a percentage of the participant’s target bonus, which is expressed as a percentage of a participant’s base salary.  In addition to the target level, the 2015 AIP includes completion percentages for a range of performance levels, from a threshold level up to an outstanding level. Thirty percent of the incentive award is tied directly to the level of performance with respect to the three performance criteria and seventy percent of the award is at the discretion of the Board.

The 2015 AIP is administered by the Board and the Chief Executive Officer (for all participant awards other than awards to officers).  Participation of officers in the 2015 AIP is determined by the Board and the participation of other employees of Carbon and its subsidiaries in the 2015 AIP is determined by the Chief Executive Officer.  The Chief Financial Officer is responsible for verifying the performance calculation for the financial and operating performance measures in consultation with the President.  The Compensation, Nominating and Governance Committee of the Board must certify the levels of performance achieved. No awards will be made under the 2015 AIP unless a minimum 30% completion threshold is achieved for the total plan.  Any modifications to the 2015 AIP must be approved by the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Compensatory Plans and Arrangements.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Adoption of Amended and Restated Bylaws

On April 29, 2015, the Board unanimously approved Amended And Restated Bylaws for Carbon (the “Revised Bylaws”). The Revised Bylaws became effective immediately upon their adoption by the Board. The purpose of the Revised Bylaws was generally to update and make the documents current, and bring the Bylaws, originally drafted for our predecessor entity, in line with current Delaware law. In addition to and in furtherance of the foregoing general description of changes, the Revised Bylaws (i) changes references to the name of the Company from St. Lawrence Seaway Corporation to Carbon Natural Gas Company throughout, (ii) refers uniformly to the holders of Company’s stock as “stockholders” throughout, (iii) corrects various typographical and grammatical errors, (iv) deletes former Section 4.5 concerning identification of the initial Board of Directors, (v) includes, in Section 8.2, descriptions of the duties and authority of the Chief Executive Officer and Chief Financial Officer and modified duties and authority of the President and Treasurer and (vi) includes a new Article 16 (and correspondingly renumbers subsequent Articles) which provides as follows:

“Forum for Adjudication of Disputes

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation or its subsidiaries to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of this ARTICLE 16.”

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, CEO
Dated: May 5, 2015